EXHIBIT 99.1

Two River Bancorp Reports 2014 Fourth Quarter and Record Annual Financial Results

TINTON FALLS, N.J., Jan. 28, 2015 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq:TRCB), (the "Company"), the parent company of Two River Community Bank ("Two River"), today reported financial results for the fourth quarter and twelve months ended December 31, 2014, highlighted by record net income and earnings per share for the year.

Operating and Financial Highlights

  Fourth quarter 2014 net income to common shareholders increased 3.5% to $1.4 million, or $0.18 per diluted common share, compared to the same prior-year period.
  Annual 2014 net income to common shareholders increased 20.5% to a record $5.9 million, or $0.73 per diluted common share, compared to the prior-year.
  Loans as of December 31, 2014, net of unearned fees, increased $12.3 million to $627.6 million from the prior quarter end. The increase was due to growth in commercial and residential lending during the period.
  Net interest margin for the fourth quarter of 2014 was 3.75%, compared to 3.80% for the previous quarter and 3.79% in the fourth quarter of 2013.
  Total assets as of December 31, 2014 were $781.2 million, compared with $769.7 million at December 31, 2013.
  Return on average assets (ROAA) was 0.74% for the fourth quarter of 2014, a decrease from 0.87% in the previous quarter and an increase from 0.73% from the fourth quarter of the prior year.
  Tangible book value per share of $8.79 at December 31, 2014 compared to $8.63 at September 30, 2014 and $8.11 at December 31, 2013.
  The Company expanded its residential mortgage operations in the fourth quarter of 2014 and as a result, saw an increase of $5.2 million, or 20.4%, in residential loans for the year.

Share Repurchase Program

As previously announced in December 2014, the Company's Board of Directors approved a new Share Repurchase Program for 2015 and under this new program, the Company may repurchase up to $2.0 million of its common stock.

Dividend Information

On January 21, 2015, the Company's Board of Directors declared a quarterly cash dividend of $0.03 per share, payable February 27, 2015 to shareholders of record as of February 10, 2015, which marks the 8th consecutive quarterly cash dividend paid by the Company to its shareholders.

Management Commentary – 2014 Fourth Quarter and Annual Review

Mr. William D. Moss, Chief Executive Officer, stated, "We are pleased by our continued growth during 2014, and specifically the expansion of our mortgage group and execution of our long-term capital management strategy. Throughout the year, we remained focused on growing our core operations, improving our asset quality and increasing profits. We continue to target markets where Two River can gain a competitive advantage and pursue robust loan growth. Our expansion of the residential mortgage group has been a strategic focus of the Company. We saw a significant increase in the origination of residential mortgage banking loans generated for the fourth quarter, which was the result of our newly hired mortgage banking team. We anticipate increasingly favorable results in the coming quarters from the expansion of this group, which will contribute to growing our non-interest income in 2015."

Management Commentary – Outlook / Market Overview

Mr. Moss continued, "Using surplus capital, we redeemed $6 million of our SBLF Preferred Stock in December 2014. We expect to exit the SBLF program and redeem the remaining $6.0 million shares outstanding in advance of the dividend rate increase, which will occur in 2016. We were also pleased to report that our Board of Directors has approved a stock buyback program for 2015, authorizing the repurchase of up to $2.0 million of our common stock. Since its initial launch, we have repurchased $1.8 million of the Company's common stock. We believe that the continuation of this program further demonstrates to shareholders our ongoing commitment to increase value."

Mr. Moss concluded, "We are growing market share in the counties in which we operate and have received regulatory approval for a new branch in Freehold. We are excited to expand our operations within Monmouth County and plan to open the branch in the current first quarter of 2015. In the year ahead, we will continue to explore new markets, adjacent to our current operations, where we can grow our brand and complement our existing locations. Two River remains committed to increasing value, and will continue to strategically deploy capital to the benefit of our shareholders while pursuing opportunities to grow market share, and build our brand."

Key Quarterly Performance Metrics
	4th Qtr. 2014	3rd Qtr. 2014	2nd Qtr. 2014	1st Qtr. 2014	4th Qtr. 2013	12 Mo. Ended 12/31/14	12 Mo. Ended 12/31/13

Net Income (000's)	$1,459	$1,688	$1,420	$1,450	$1,414	$6,017	$5,159
Income Available to Common Shareholders (000's)	$1,432	$1,658	$1,390	$1,420	$1,384	$5,900	$4,898
Earnings per Common Share – Diluted	$0.18	$0.20	$0.17	$0.17	$0.17	$0.73	$0.60
Return on Average Assets	0.74%	0.87%	0.74%	0.78%	0.73%	0.78%	0.69%
Return on Average Tangible Assets (1)	0.76%	0.89%	0.76%	0.79%	0.75%	0.80%	0.71%
Return on Average Equity	5.91%	6.85%	5.90%	6.13%	5.89%	6.21%	5.49%
Return on Average Tangible Equity (1)	7.26%	8.42%	7.28%	7.57%	7.29%	7.64%	6.82%
Net Interest Margin	3.75%	3.80%	3.78%	3.83%	3.79%	3.79%	3.84%
Non-Performing Assets to Total Assets	1.00%	1.03%	1.06%	1.26%	1.14%	1.00%	1.14%
Allowance as a % of Loans	1.29%	1.35%	1.27%	1.28%	1.31%	1.29%	1.31%
(1) Non-GAAP Financial Information. See "Reconciliation of Non-GAAP Financial Measures" at end of release

Loan Composition
The components of the Company's loan portfolio at December 31, 2014 and December 31, 2013 are as follows:
						(In Thousands)
						December 31, 2014	December 31, 2013
Commercial and industrial						$ 96,514	$ 91,887
Real estate – construction						89,145	98,284
Real estate – commercial						383,777	355,530
Real estate – residential						30,808	25,588
Consumer						28,095	32,413
						628,339	603,702
Allowance for loan losses						(8,069)	(7,872)
Unearned fees						(725)	(886)

Net Loans						$ 619,545	$ 594,944

2014 Fourth Quarter and Twelve Month Financial Review

Net Income

Net income to common shareholders for the three months ended December 31, 2014 increased 3.5% to $1.43 million, or $0.18 per diluted share, as compared to $1.38 million, or $0.17 per diluted share, for the corresponding prior-year period. The increase was primarily due to higher net interest income and non-interest income coupled with a lower provision for loan losses, partially offset by an increase in non-interest expense.

Net income to common shareholders for the twelve months ended December 31, 2014 increased 20.5% to a record $5.9 million, or $0.73 per diluted share, compared to $4.9 million, or $0.60 per diluted share, in the prior-year.

Net Interest Income

Net interest income for the quarter ended December 31, 2014 was $6.84 million, an increase of 1.1% compared to the $6.76 million in the prior year period.

This increase was largely due to a $15.2 million, or 2.1%, increase in average interest earning assets, primarily due to growth in the Company's loan portfolio. On a linked quarter basis, net interest income was essentially unchanged. Much of the loan growth during the quarter occurred in the latter part of the quarter, which will provide for incremental earnings in the first quarter of 2015 and beyond.

Net interest income for the twelve months ended December 31, 2014 totaled $26.9 million, an increase of $417,000, or 1.6%, over 2013.

The Company reported a net interest margin of 3.75% for the quarter ended December 31, 2014, representing a decrease of 5 basis points when compared to the 3.80% net interest margin reported in the third quarter of 2014 and a decrease of 4 basis points when compared to the 3.79% reported for the same three month period in 2013.  These declines were primarily the result of the maturity, prepayment and contractual re-pricing of loans and investment securities during this extended period of low interest rates.

For the twelve months ended December 31, 2014, the Company's net interest margin was 3.79%, a decrease of 5 basis points when compared to 3.84% for the same period in 2013, resulting from the reasons mentioned above.

Non-Interest Income

Non-interest income for the quarter ended December 31, 2014 totaled $736,000, an increase of $100,000, or 15.7%, compared to the same period in 2013. This was due to an $89,000 increase in residential mortgage banking revenue due to higher origination volume. On a linked quarter basis, non-interest income increased 3.4% from $712,000 in the third quarter of 2014.

For the twelve months ended December 31, 2014, non-interest income increased $227,000, or 8.4%, from 2013. This was largely due to higher gains on SBA loan sales and an increase in other loan fees, partially offset by lower net realized gains on sales of securities and lower residential mortgage banking revenue during the first nine months of 2014.

Non-Interest Expense

Non-interest expense for the quarter ended December 31, 2014 totaled $5.1 million, an increase of $175,000, or 3.5%, compared to the same period in 2013, due primarily to higher salaries and commissions resulting from increased residential mortgage banking volume during the quarter, partially offset by lower OREO expenses. On a linked quarter basis, non-interest expense increased $327,000, or 6.8%, due primarily to higher OREO and loan workout expenses, coupled with higher salaries and commissions resulting from increased residential mortgage volume during the quarter.

For the twelve month period ended December 31, 2014, non-interest expense totaled $19.7 million, a decrease of $513,000, or 2.5%, compared to the same period in 2013, primarily due to lower OREO expenses.

Provision / Allowance for Loan Losses

The Company had $332,000 of net loan charge offs during the fourth quarter of 2014, largely due to one loan, which was previously fully reserved. During the fourth quarter of 2014, a provision for loan losses of $100,000 was required, compared to a provision for loan losses of $200,000 in the same prior-year period.

For the twelve months ended December 31, 2014, the Company reported a provision for loan losses of $621,000 compared to $910,000 in the prior-year period.

As of December 31, 2014, the Company's allowance for loan losses was $8.1 million as compared to $7.9 million as of December 31, 2013. Loss allowance as a percentage of total loans was 1.29% at December 31, 2014 as compared to 1.35% at September 30, 2014 and 1.31% at December 31, 2013.

Financial Condition / Balance Sheet

At December 31, 2014, the Company maintained capital ratios that were in excess of regulatory standards for well-capitalized institutions. The Company's Tier 1 capital to average assets ratio was 9.95%, its Tier 1 capital to risk-weighted assets ratio was 11.36% and its total capital to risk-weighted assets ratio was 12.57%.

Total assets as of December 31, 2014 were $781.2 million, an increase of 1.5%, compared to $769.7 million as of December 31, 2013.

Total loans as of December 31, 2014 were $627.6 million, an increase of 4.1%, compared to $602.8 million reported at December 31, 2013.

Total deposits as of December 31, 2014 were $642.4 million, an increase of 1.4%, compared with $633.4 million as of December 31, 2013. Core checking deposits at December 31, 2014 increased $13.1 million, or 5.4%, to $256.0 million, from year-end.

Asset Quality

The Company's non-performing assets at December 31, 2014 decreased to $7.8 million as compared to $8.0 million at September 30, 2014 and $8.8 million at December 31, 2013. Non-performing assets to total assets at December 31, 2014 improved to 1.00%, compared to 1.03% at September 30, 2014 and 1.14% at December 31, 2013.

Non-accrual loans decreased to $6.2 million at December 31, 2014 compared to $6.9 million at September 30, 2014, but increased when compared to non-accrual loans of $6.0 million at December 31, 2013.

OREO and repossessed assets increased to $1.6 million as of December 31, 2014 compared to $1.1 million at September 30, 2014, but decreased when compared to $2.8 million at December 31, 2013. The $534,000 increase during the fourth quarter of 2014 was due to two properties transferred to OREO.

Troubled Debt Restructured loan balances amounted to $20.6 million at December 31, 2014, of which all but $4.3 million were performing. This compares to $22.4 million at September 30, 2014 and $25.4 million at December 31, 2013. The decrease of $1.8 million during the fourth quarter is primarily due to payoffs and paydowns.

About the Company

Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 15 branches and 3 Loan Production Offices throughout Monmouth, Middlesex, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiverbank.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; changes in loan and investment prepayment assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; and the inability to successfully implement new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2013. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

TWO RIVER BANCORP
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three and Twelve Months Ended December 31, 2014 and 2013
(in thousands, except per share data)

				Three Months Ended December 31,		Twelve Months Ended December 31,
				2014	2013	2014	2013
INTEREST INCOME:
Loans, including fees				$ 7,335	$ 7,271	$ 28,913	$ 28,773
Securities:
Taxable				240	257	972	1,020
Tax-exempt				105	119	431	448
Interest bearing deposits				19	20	70	75
Total Interest Income				7,699	7,667	30,386	30,316
INTEREST EXPENSE:
Deposits				728	772	2,904	3,276
Securities sold under agreements to repurchase				18	17	65	79
Borrowings				118	120	483	444
Total Interest Expense				864	909	3,452	3,799
Net Interest Income				6,835	6,758	26,934	26,517
PROVISION FOR LOAN LOSSES				100	200	621	910
Net Interest Income after Provision for Loan Losses				6,735	6,558	26,313	25,607
NON-INTEREST INCOME:
Service fees on deposit accounts				161	171	687	652
Mortgage banking				115	26	275	337
Other loan fees				95	84	405	360
Earnings from investment in life insurance				113	121	460	432
Gain on sale of SBA loans				14	--	398	109
Net realized gain on sale of securities				69	65	88	218
Other income				169	169	619	597
Total Non-Interest Income				736	636	2,932	2,705
NON-INTEREST EXPENSES:
Salaries and employee benefits				2,933	2,727	11,514	10,980
Occupancy and equipment				872	835	3,466	3,497
Professional				273	255	845	892
Insurance				77	84	308	330
FDIC insurance and assessments				136	120	509	545
Advertising				82	65	376	302
Data processing				109	88	392	495
Outside services fees				129	103	477	474
Amortization of identifiable intangibles				19	28	86	124
OREO and repossessed asset expenses, impairment and sales, net				33	143	(39)	665
Loan workout expenses				142	133	359	337
Other operating				344	393	1,374	1,539
Total Non-Interest Expenses				5,149	4,974	19,667	20,180
Income before Income Taxes				2,322	2,220	9,578	8,132
INCOME TAX EXPENSE				863	806	3,561	2,973
Net Income				1,459	1,414	6,017	5,159
Preferred stock dividend				(27)	(30)	(117)	(261)
Income available to common shareholders				$ 1,432	$ 1,384	$ 5,900	$ 4,898
EARNINGS PER COMMON SHARE:
Basic				$ 0.18	$ 0.17	$ 0.74	$ 0.61
Diluted				$ 0.18	$ 0.17	$ 0.73	$ 0.60
Weighted average common shares outstanding:
Basic				7,913	8,026	7,932	8,041
Diluted				8,105	8,190	8,113	8,190

TWO RIVER BANCORP
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except share data)

						December 31,
						2014	2013
ASSETS
Cash and due from banks						$ 18,349	$ 16,003
Interest-bearing deposits in bank						17,761	31,862

Cash and cash equivalents						36,110	47,865

Securities available-for-sale						45,431	45,093
Securities held-to-maturity						25,280	28,670
Restricted investments, at cost						3,029	3,278
Loans held for sale						1,589	--
Loans						627,614	602,816
Allowance for loan losses						(8,069)	(7,872)
Net loans						619,545	594,944

OREO and repossessed assets						1,603	2,771
Bank-owned life insurance						16,849	16,389
Premises and equipment, net						5,696	4,232
Accrued interest receivable						1,636	1,760
Goodwill						18,109	18,109
Other intangible assets						57	143
Other assets						6,262	6,453

TOTAL ASSETS						$ 781,196	$ 769,707

LIABILITIES
Deposits:
Non-interest bearing						$ 140,459	$ 129,179
Interest bearing						501,931	504,270

Total Deposits						642,390	633,449

Securities sold under agreements to repurchase						23,290	18,440
Accrued interest payable						46	66
Long-term debt						16,000	17,500
Other liabilities						5,538	4,825

Total Liabilities						687,264	674,280

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 6,500,000 shares authorized;
Preferred stock, Series B, none issued or outstanding						--	--
Preferred stock, Series C, $12,000 liquidation preference; 12,000 shares authorized; 6,000 issued and outstanding at December 31, 2014, and 12,000 at December 31, 2013						6,000	12,000
Common stock, no par value; 25,000,000 shares authorized;
Issued - 8,167,296 and 8,113,080 at December 31, 2014 and December 31, 2013, respectively; Outstanding – 7,939,684 and 8,036,368 at December 31, 2014 and December 31, 2013, respectively						72,527	72,191
Retained earnings						17,501	12,474
Treasury stock, at cost; 227,612 shares and 76,712 shares at December 31, 2014 and December 31, 2013, respectively						(1,751)	(554)
Accumulated other comprehensive loss						(345)	(684)
Total Shareholders' Equity						93,932	95,427

TOTAL LIABILITIES and SHAREHOLDERS' EQUITY						$ 781,196	$ 769,707

TWO RIVER BANCORP
Selected Consolidated Financial Data (Unaudited)

Selected Consolidated Earnings Data
(In thousands, except per share data)
			Three Months Ended			Twelve Months Ended
Selected Consolidated Earnings Data:			Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Total Interest Income			$ 7,699	$ 7,655	$ 7,667	$ 30,386	$ 30,316
Total Interest Expense			864	851	909	3,452	3,799
Net Interest Income			6,835	6,804	6,758	26,934	26,517
Provision for Loan Losses			100	--	200	621	910
Net Interest Income after Provision for Loan Losses			6,735	6,804	6,558	26,313	25,607

Other Non-Interest Income			736	712	636	2,932	2,705

Other Non-Interest Expenses			5,149	4,822	4,974	19,667	20,180

Income before Income Taxes			2,322	2,694	2,220	9,578	8,132
Income Tax Expense			863	1,006	806	3,561	2,973
Net Income			1,459	1,688	1,414	6,017	5,159

Preferred Stock Dividend			27	30	30	117	261

Income available to common shareholders			$ 1,432	$ 1,658	$ 1,384	$ 5,900	$4,898

Per Common Share Data:
Basic Earnings			$ 0.18	$ 0.21	$ 0.17	$ 0.74	$ 0.61
Diluted Earnings			$ 0.18	$ 0.20	$ 0.17	$ 0.73	$ 0.60
Book Value			$ 11.08	$ 10.92	$ 10.38	$ 11.08	$ 10.38
Tangible Book Value (1)			$ 8.79	$ 8.63	$ 8.11	$ 8.79	$ 8.11
Average Common Shares Outstanding (in thousands):
Basic			7,913	7,923	8,026	7,932	8,041
Diluted			8,105	8,105	8,190	8,113	8,190

(1) Non-GAAP Financial Information. See "Reconciliation of Non-GAAP Financial Measures" at end of release

Selected Period End Balances
(In thousands)
					Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013
Total Assets					$ 781,196	$ 775,494	$ 769,707
Investment Securities and Restricted Stock					73,740	74,751	77,041
Total Loans					627,614	615,296	602,816
Allowance for Loan Losses					(8,069)	(8,301)	(7,872)
Goodwill and Other Intangible Assets					18,167	18,185	18,252
Total Deposits					642,390	627,765	633,449
Repurchase Agreements					23,290	27,562	18,440
Long-term Debt					16,000	16,000	17,500
Shareholders' Equity					93,932	98,637	95,427

Asset Quality Data (by Quarter)
(Dollars in thousands)
			Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013
Nonaccrual loans			$ 6,237	$ 6,919	$ 6,670	$ 7,280	$ 6,009
Loans past due over 90 days and still accruing			--	--	--	--	--
OREO and Repossessed Assets			1,603	1,069	1,484	2,363	2,771
Total Non-Performing Assets			7,840	7,988	8,154	9,643	8,780

Troubled Debt Restructured Loans:
Performing			16,284	17,258	20,760	22,813	23,021
Non-Performing			4,269	5,122	5,027	5,118	2,355

Non-Performing Loans to Total Loans			0.99%	1.12%	1.09%	1.23%	1.00%
Allowance as a % of Loans			1.29%	1.35%	1.27%	1.28%	1.31%
Non-Performing Assets to Total Assets			1.00%	1.03%	1.06%	1.26%	1.14%

Capital Ratios
		December 31, 2014			December 31, 2013
		Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio
Two River Bancorp		9.95%	11.36%	12.57%	10.40%	11.99%	13.21%
Two River Community Bank		9.90%	11.31%	12.51%	10.35%	11.94%	13.15%
"Well capitalized" institution (under Federal regulations)		5.00%	6.00%	10.00%	5.00%	6.00%	10.00%

Reconciliation of Non-GAAP Financial Measures

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP). These non-GAAP financial measures are "book value per common share", "tangible book value per common share", "return on average tangible assets," and "return on average tangible equity." This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

(In thousands, except per share data)

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Total shareholders' equity	$ 93,932	$ 98,637	$ 97,257	$ 96,013	$ 95,427	$ 93,932	$ 95,427
Less: preferred stock	(6,000)	(12,000)	(12,000)	(12,000)	(12,000)	(6,000)	(12,000)

Common Shareholders' equity	$ 87,932	$ 86,637	$ 85,257	$ 84,013	$ 83,427	$ 87,932	$ 83,427

Common shares outstanding	7,940	7,932	7,931	7,935	8,036	7,940	8,036

Book value per common share	$11.08	$ 10.92	$ 10.75	$10.59	$10.38	$11.08	$10.38

Book value per common share	$11.08	$ 10.92	$ 10.75	$10.59	$10.38	$11.08	$10.38
Effect of intangible assets	$ (2.29)	$ (2.29)	$ (2.30)	$ (2.30)	$ (2.27)	$ (2.29)	$ (2.27)

Tangible book value per common share	$8.79	$8.63	$ 8.45	$8.29	$8.11	$8.79	$8.11

Return on average assets	0.74%	0.87%	0.74%	0.78%	0.73%	0.78%	0.69%
Effect of intangible assets	0.02%	0.02%	0.02%	0.01%	0.02%	0.02%	0.02%
Return on average tangible assets	0.76%	0.89%	0.76%	0.79%	0.75%	0.80%	0.71%

Return on average equity	5.91%	6.85%	5.90%	6.13%	5.89%	6.21%	5.49%
Effect of average intangible assets	1.35%	1.57%	1.38%	1.44%	1.40%	1.43%	1.33%
Return on average tangible equity	7.26%	8.42%	7.28%	7.57%	7.29%	7.64%	6.82%
CONTACT: Investor Contact:
         Adam Prior, Senior Vice President
         The Equity Group Inc.
         Phone: (212) 836-9606
         E-mail: aprior@equityny.com